                                                                                                   EXHIBIT 32.1
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, C. Eugene Gronning, Chief Executive Officer, and Principal Accounting Officer, of PMI Construction Group (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Annual Report on Form 10-K for the period December 31, 2009 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  April 9, 2010                                   By: /s/ C. Eugene Gronning
                                                                             C. Eugene Gronning
                                                                             Chief Executive Officer and Principal Accounting
                        Officer

 * A signed original of this written statement required by Section 906 has been provided to PMI Construction Group and will be retained by PMI Construction Group and furnished to the Securities Exchange Commission or its staff upon request.